Exhibit 99.2

December 7, 2004

Contact:

Michael G. Long

Chief Financial Officer
(713) 654-8960

EDGE PETROLEUM CHAIRMAN, PRESIDENT & CEO

UNDERGOES SURGERY

HOUSTON - EDGE PETROLEUM CORPORATION (NASDAQ: EPEX) announced today that John W. Elias, Edge’s Chairman, President and CEO underwent surgery at Houston’s St. Luke’s Hospital on December 6, 2004 for the repair of a faulty heart valve.

Mr. Elias, 64, is in intensive care after a successful surgery and is recovering.  He is expected to be discharged from the hospital in about ten days and will continue his recovery at home.  During Mr. Elias’ medical leave, his duties are being handled by Edge’s management team led by Senior Vice President and Chief Operating Officer, John O. Tugwell.

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States.  Edge common stock is listed on the NASDAQ National Market under the symbol “EPEX.”

Statements regarding recovery, timing of discharge and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that these will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include Mr. Elias’ recovery and health.